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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              _____________________

                                    FORM 8-K
                              _____________________

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported): August 15, 2003

                          APPLIED DATA COMMUNICATIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                     DELAWARE
                                     ------
         (State or other jurisdiction of incorporation or organization)

      0-12705                                            95-2828385
      ---------                                            ----------
(Commission File Number)                       (IRS Employer Identification No.)

       3324 SOUTH SUSAN STREET
           SANTA ANA, CALIFORNIA                                 92704
(Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (714) 668-5200


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Item 5. Other Events.

         On August 15, 2003, shareholders of the Company owning a majority of the outstanding shares of voting stock executed a written consent to remove the three current directors. Five new directors were appointed to the Board to fill two existing vacancies and to replace the three removed directors. The five new directors of the Company are: John F. Fuini, Wes Cleaver, Sr., Robert James, Jr., Thomas Garlock and Christopher A. Wilson. These directors have been appointed to fill the remaining term of the removed directors. The shareholders also requested that the Board of Directors and President immediately call a special meeting of shareholders to elect directors. The meeting is anticipated to be held at the end of September 2003.

The Board of Directors, by unanimous written consent, has also removed Walter J. ("Pat") Kane, as the President and has terminated Mr. Kane's employment with the Company. Mr. Wes Cleaver, currently serving as the Chief Financial Officer and Controller of the Company, has been promoted to President. Rose Marie Sepeda has been appointed as the Secretary of the Company.

Item 7. Financial Statements and Exhibits.

         99.1     Press Release to be published August 18, 2003.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2003

APPLIED DATA COMMUNICATIONS, INC.

By: /s/ WES R. CLEAVER, SR.
President and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit Number    Description
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99.1     Press Release
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